Exhibit 10.1
LNB BANCORP, INC.
Non-Qualified Stock Option Agreement
Granted Under 2006 Stock Incentive Plan
     1. Grant of Option.
     This agreement evidences the grant by LNB Bancorp, Inc., an Ohio corporation, on                      , 20___ (the “Grant Date”) to                     , an [employee] of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2006 Stock Incentive Plan (the “Plan”), a total of                      Shares at $                      per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on                      (the “Final Exercise Date”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.
     It is intended that the option evidenced by this agreement shall be a Non-Qualified Stock Option. Except as otherwise indicated by the context, the term “Participant,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
     2. Vesting Schedule.
     This option will become exercisable (“vest”) as to [one-third] of the original number of Shares on the first anniversary of the Grant Date and as to an additional [one-third] of the original number of Shares on each successive anniversary following the first anniversary of the Grant Date until the [third] anniversary of the Grant Date.
     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
     3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional Share.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an [employee] of the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 60 days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined in paragraph (e) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean (i) the Participant’s commission of any act constituting a felony or a crime involving moral turpitude; (ii) breach by the Participant of any non-competition, non-solicitation or confidentiality obligation to the Company; (iii) any act of the Participant involving embezzlement or fraud against the Company or any Affiliate; or (iv) any act of the Participant involving operational wrongdoing relating to the Company or any Affiliate. Whether “Cause” exists shall be determined by the Committee in its sole and exclusive discretion. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.
     4. Withholding.
     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
     5. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except in accordance with the terms of the Plan. During the lifetime of the Participant, this option shall be exercisable only by the Participant.
     6. Change in Control.
     In the event of a Change in Control, this option shall become immediately exercisable in full. Notwithstanding the foregoing, the Committee retains and shall have the right in its sole and exclusive discretion to take any or all other actions described in Section 11.2 of the Plan with respect to this option in the event of a Change in Control.
     7. Code Section 409A; Tax Consequences.
     This option is intended to meet the requirements for exemption from Code Section 409A set forth in Treas. Reg. Section 1.409A-1(b)(5), and any other such applicable exemption, and shall be construed and administered accordingly. If the Company reasonably determines that any compensation or benefits payable under this option may be subject to taxation under Code Section 409A, the Company, after consultation with the Participant, shall have the authority to adopt, prospectively or retroactively, such amendments to this option or to take any other actions it determines necessary or appropriate to: (i) exempt the compensation and benefits payable under this option from Code Section 409A; (ii) comply with the requirements of Code Section 409A; or (iii) more generally, avoid adverse taxation under Code Section 409A. In no event, however, shall this section or any other provisions of the Plan or this option be construed to require the Company or its Affiliates to provide any gross-up for the tax consequences of any provisions of, or payments under, the Plan or this option and the Company and its Affiliates shall have no responsibility for tax consequences to the Participant (or anyone claiming through the Participant) resulting from the terms or operation of the Plan or this option.
     8. Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.
     9. Tax Reporting.
     The option is a nonqualified stock option subject to federal income tax treatment described in Code Section 83. The Company and Participant shall report any transaction relating to the option on federal income tax returns in a manner consistent with that status.
     IN WITNESS WHEREOF, the Company has caused this option to be executed by its duly authorized officer.

LNB BANCORP, INC.

Dated:	By:

Name:

Title:

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2006 Stock Incentive Plan.

PARTICIPANT:

Address: